SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 30, 2016, Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), entered into a Term Loan Credit Agreement (the “Credit Agreement”) with Sumitomo Mitsui Banking Corporation, as lender and administrative agent. As of such date, the commitments under that certain Bridge Term Loan Credit Agreement, dated as of December 18, 2015, as amended on January 20, 2016 (the “Bridge Credit Agreement”), by and among the Company, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent, were automatically reduced by an amount equal to the $1.0 billion of commitments available under the Credit Agreement.

The Credit Agreement is a two-tranche unsecured term loan facility (each tranche in an amount of $500 million), with the first tranche maturing one (1) year after the funding date and the second tranche maturing on March 30, 2017. The aggregate commitments of Sumitomo Mitsui Banking Corporation under the Credit Agreement are equal to $1.0 billion.

The Company will be the borrower under the Credit Agreement. The ability of the Company to request the making of loans under the Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein (including, among other things, the delivery of an officer’s certificate certifying the accuracy of all representations and warranties set forth in and the absence of defaults under the Credit Agreement). Subject to the terms of the Credit Agreement, the ability of the Company to request the making of loans thereunder shall terminate on the earliest of (a) the date of consummation of the acquisition by the Company (the “Acquisition”) of all the issued and outstanding equity interests of Rite Aid Corporation (“Rite Aid”) (provided that loans may be funded on such date), (b) prior to the consummation of the Acquisition, the termination of the Agreement and Plan of Merger, dated as of October 27, 2015, by and among the Company, Rite Aid and Victoria Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of the Company (the “Acquisition Agreement”), by the Company or with the written consent of the Company in accordance with its terms (other than with respect to provisions therein that expressly survive termination), (c) 11:59 p.m., New York time, on October 27, 2016 (the “Outside Date”; provided that if the “End Date” (as defined in the Acquisition Agreement as in effect on October 27, 2015) is extended in accordance with the terms of the Acquisition Agreement, the Outside Date will be automatically extended to match such extended End Date, which date will be no later than January 27, 2017) and (d) the date of termination in whole of the lender’s commitments under the Credit Agreement in accordance with the terms thereof. Loans will be available under the Credit Agreement in U.S. dollars.

Borrowings under the Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company will also pay to the lender under the Credit Agreement certain customary fees, including a ticking fee in an amount equal to 0.125% per annum multiplied by the aggregate outstanding commitments of the lender under the Credit Agreement, accruing from and including the effective date of the Credit Agreement to and excluding the earlier of (i) the date of the funding under the Credit Agreement and (ii) the termination of commitments to lend thereunder.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Credit Agreement.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of the Bridge

Credit Agreement, the Company’s existing Term Loan Credit Agreement, dated as of December 18, 2015, as amended on January 20, 2016, by and among the Company, the lenders from time to time party thereto and UBS AG, Stamford Branch, as administrative agent, and the Company’s existing Revolving Credit Agreement, dated as of November 10, 2014, among the Company, Walgreen Co., the lenders from time to time party thereto and Bank of America, N.A. as administrative agent, which representations and warranties and affirmative and negative covenants shall not be in effect until the funding of the loans under the Credit Agreement, including a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the funding date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Credit Agreement and giving effect to the Acquisition and the Transactions (as defined in the Credit Agreement)) shall not be greater than 0.60:1.00.

The Credit Agreement also contains various events of default (subject to grace periods, as applicable), which events of default shall not be in effect until the funding of the loans under the Credit Agreement including, among others: nonpayment of principal, interest or fees when due; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The lender under the Credit Agreement and/or its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated August 30, 2016, by and between Walgreens Boots Alliance, Inc. and Sumitomo Mitsui Banking Corporation, as lender and administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: August 31, 2016	By:	/s/ Collin Smyser
	Title:	Vice President, Corporate Secretary